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                                                                 EXHIBIT 10.14












                       PROSTATE CANCER COLLABORATION AND
                               LICENSE AGREEMENT


                                    BETWEEN


                               CORIXA CORPORATION


                                      AND


               SMITHKLINE BEECHAM BIOLOGICALS MANUFACTURING S.A.






















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                               TABLE OF CONTENTS

 1.  DEFINITIONS                                                                                     3
 2.  SCOPE OF RESEARCH PROGRAM                                                                       8
 3.  RESEARCH PROGRAM TERM AND TERMINATION                                                           8
 4.  LICENSE GRANT                                                                                   9
 5.  LICENSE PAYMENTS                                                                               10
 6.  ROYALTIES                                                                                      12
 7.  OTHER TERMS                                                                                    15
 8.  JOINT RESEARCH TEAM                                                                            15
 9.  INVENTIONS                                                                                     16
10.  PATENTS; PROSECUTION AND LITIGATION                                                            16
11.  CONFIDENTIALITY; PUBLICITY; PUBLICATIONS                                                       18
12.  GOVERNING LAW; ARBITRATION                                                                     20
13.  MISCELLANEOUS                                                                                  21
14.  NOTICES                                                                                        22
15.  ASSIGNMENT                                                                                     22
16.  WARRANTIES AND REPRESENTATIONS                                                                 23
17.  TERM AND TERMINATION                                                                           23
18.  RIGHTS AND DUTIES UPON TERMINATION                                                             25
19.  INDEMNIFICATION                                                                                25

EXHIBIT A                                                                                           27
EXHIBIT B                                                                                           28
EXHIBIT C                                                                                           30
EXHIBIT D                                                                                           31

















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              PROSTATE CANCER COLLABORATION AND LICENSE AGREEMENT


This PROSTATE CANCER COLLABORATION AND LICENSE AGREEMENT (together, with the attachments hereto, the "Agreement") is entered into the ______ day of March, 1997 (the "Effective Date") by and between CORIXA CORPORATION, a Delaware corporation with its principal place of business located at 1124 Columbia Street, Suite 464, Seattle, Washington 98104 ("Corixa") and SmithKline Beecham Biologicals Manufacturing S.A., a Belgian corporation with its principal place of business at Rue de l'Institut 89, B-1330 Rixensart, Belgium ("SB").

W I T N E S S E T H:

         WHEREAS, Corixa and SB desire to collaborate in the research and development of antigens for the development of Vaccine product(s) for the prevention and/or treatment of any form of prostate cancer and wish to memorialize their agreement with respect to such collaboration in this Agreement;

         WHEREAS, Corixa has agreed to license certain intellectual property rights related to the subject matter of the collaboration subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, for and in consideration of the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

         (a) "Affiliate" shall mean any entity owned, owning or under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

         (b)     "Antigens" shall mean [***]

         (c)     "PC" shall mean prostate cancer.

         (d) "PC Field" shall mean any and all in vivo administered prophylactic and/or therapeutic prostate cancer Vaccines for use in humans.

         (e) "Blocking Patents" shall mean any patents and/or patent applications owned and/or controlled by Third Parties having claims which would be infringed by SB making, having made, using, having used, offering for sale, selling or having sold all or part of





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                 Product and which would prevent SB from using the intellectual property rights granted to SB by Corixa hereunder.

         (f) "Competition" shall mean a product which would otherwise infringe Corixa Patents or Joint Research Program Patents.

         (g)     "Corixa" shall mean Corixa Corporation and its Affiliates.

         (h) "Corixa Antigens" shall mean (i) those Antigens identified on Exhibit A attached hereto and/or (ii) those Antigens solely discovered by Corixa during the Research Program Term as may be extended in connection with and as a result of the Research Program and/or (iii) those Antigens discovered by Corixa as a result of research directed to PC during the Research Program Term as may be extended but not in connection with and not as a result of the Research Program and, subject to SB's exercize of the option set forth in Paragraph 4(d) below, during a period of two (2) years after the Research Program Term as may be extended and/or (iv) subject to SB's compliance with the terms and conditions of Paragraph 4(c) below, those Antigens in the PC Field licensed-in or otherwise acquired by Corixa during the Research Program Term as may be extended and, subject to Paragraph 4(d) below, during a period of two (2) years thereafter. As used herein, Corixa Antigens shall not include Research Program Antigens nor SB Antigens.

         (i) "Corixa Patents" shall mean all patents and patent applications (including those arising from the Research Program) which are now or become owned and/or controlled by Corixa during the Research Program Term as may be extended and, subject to Paragraph 4(d) below, during a period of two (2) years thereafter and/or under which Corixa otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim all or part of Product(s), a process for manufacturing Product(s), intermediates used in such process or a use of Product and any and all technology(ies) generated solely by Corixa in connection with Corixa's performance under this Agreement during the Research Program Term as may be extended and, subject to Paragraph 4(d) below, during a period of two (2) years thereafter. Included with the definition of Corixa Patents are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof. Also included within the definition of Corixa Patents are any patent applications which generically or specifically claim any improvements on Product or intermediates or manufacturing processes required or useful for production of Product which are developed by Corixa, or which Corixa otherwise has the right to grant licenses, now or in the future during the Research Program Term as may be extended and, subject to Paragraph 4(d) below, during a period of two (2) years thereafter. Corixa Patents shall specifically not include SB Patents. Corixa Patents in existence as of the Effective Date are set forth on Exhibit B attached hereto. Exhibit B also sets forth a list of patents owned and/or controlled by Corixa which are specifically excluded from the scope of Corixa Patents and shall not be considered Corixa Patents for the purpose of this Agreement and to which SB shall have no rights except as separately agreed by the parties in a written separate agreement.

         (j) "Identified" shall mean that the Know-How is described or recorded in such a manner as to make it possible to verify that it fulfills the criteria of secrecy and substantiality and to





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                 ensure that SB is not unduly restricted in its exploitation of its own technology. To be Identified the Know-How can either be set out in this Agreement or in a separate document or recorded in any other appropriate form at the latest when the Know-How is transferred or shortly thereafter, provided that the separate document or other record can be made available if the need arises.

         (k)     "Joint Inventions" shall have the meaning set forth in Section


         (l) "Joint Research Program Patents" shall mean all patents and patent applications which cover Joint Inventions and which generically or specifically claim Product, a process for manufacturing Product, and intermediates used in such process or a use of Product and any and all technology(ies) generated during the Research Program Term as may be extended. Included with the definition of Joint Research Program Patents are any continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof. Also included within the definition of Joint Research Program Patents are any patent applications which cover Joint Inventions and which generically or specifically claim any improvements on Product or intermediates or manufacturing processes required or useful for production of Product. In no event shall Joint Research Program Patents be deemed to include Corixa Patents or SB Patents.

         (m) "Joint Research Team" shall have the meaning set forth in Paragraph 8(a).

         (n) "Know-How" shall mean all technical information, materials and know-how owned and/or controlled by Corixa now and/or during the term of the Research Program Term as may be extended and, subject to SB's exercize of the option set forth in Paragraph 4(d) below, during a period of two (2) years thereafter, which directly relates to Product and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating to Products and useful for the development and commercialization of Products and strains, samples, analytical tools, libraries, clones, etc.

         (o) "Licensed Field" shall mean any and all in vivo administered [***] cancer Vaccines for use [***] and shall [***] adoptive immunotherapy.

         (p) "Milestone" shall mean the technical milestone set forth in Exhibit C attached hereto, the satisfaction of which shall be reasonably determined by the Joint Research Team within ten
                 (10) days of submission of the relevant information and data by Corixa to the Joint Research Team.

         (q)     "Net Sales"

                 (i) For purposes of this Agreement, Net Sales shall be defined to mean the aggregate amounts invoiced by SB or its Affiliates, licensees or sublicensees to non-Affiliate Third Parties from sales of Product less (i) normal customary trade discounts allowed and taken; (ii) rebates to wholesalers; (iii) returns;
                          (iv) amounts for including insurance; (v) shipping charges to purchasers if invoiced separately; (vi) taxes (not including any income taxes), and duties levied on sales;




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                          transportation(vii) deduction allowed for
                          government-mandated vaccine insurance premiums, such as the National Childhood Vaccine Injury Act in the U.S.; (viii) a deduction, at standard cost, for special administration devices and the packaging and filling thereof, such as pre-filled syringes; provided, in no event shall the total of items (iii) through (vi) exceed [***] of Net Sales. Any commercial use of a Product by SB (including its Affiliates, licensees and sub licensees) shall be considered a sale hereunder for accounting and royalty purposes.

                 (ii) In determining royalty payments hereunder, Net Sales of Product shall be multiplied by [***].

                 (iii) In the event of a product incorporating a Product and one or more non-prostate cancer Vaccines (a "Combination Product"), Net Sales shall exclude [***].

         (r) "Product" shall mean any product comprised at least of one (1) or more Corixa Antigens and/or Research Program Antigens, including any combination thereof. In addition to Corixa Antigens and/or Research Program Antigens Product may also include SB Antigen(s).

         (s) "Research Program" shall have the meaning set forth in Paragraph 2(a).

         (t) "Research Program Antigens" shall mean Antigens discovered by Corixa and SB during the Research Program Term, as may be extended, in connection with and as a result of the conduct of the Research Program.

         (u) "Research Program Term" shall have the meaning set forth in Paragraph 3(a).

         (v) "SB" shall mean SmithKline Beecham Biologicals Manufacturing S.A. and its Affiliates.

         (w) "SB Antigens" shall mean Antigens discovered and/or in-licensed by SB and related physical forms based on such Antigens including peptides, proteins and nucleic acids other than Research Program Antigens.

         (x) "SB Patents" shall mean all patents and patent applications which are now or become owned and/or controlled by SB (other than jointly with Corixa) and/or under which SB otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim any Antigen and/or adjuvant included in Product. Included with the definition of SB Patents are any continuations, continuations-in-part, divisions, patents of




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                 addition, reissues, renewals or extensions thereof.  In no event shall SB Patents be deemed to include either Corixa Patents or Joint Research Program Patents.

         (y) "Secret" shall mean that the Know-How as a body or in the precise configuration and assembly of its components is not generally known or easily accessible, so that part of its value consists in the lead-time SB gains when it is communicated to it; Know-How is not limited to the narrow sense that each individual component of the Know-How should be totally unknown or unobtainable outside the Corixa's business.

         (z) "SPC" shall mean all Supplementary Protection Certificates for medicinal products and their equivalents provided under the Council Regulation (EEC) N# 1768/92 of June 18, 1992.

         (aa) "Substantial" shall mean that the Know-How includes information which is of importance for the whole or a significant part of (i) a manufacturing process or (ii) a product or service, or (iii) for the development thereof and excludes information which is trivial. Such Know-How must thus be useful, i.e., can reasonably be expected at the date of conclusion of the Agreement to be capable of improving the competitive position of SB, for example by helping SB to enter a new market or giving SB an advantage in competition with other manufacturers or providers of services who do not have access to the licensed Secret Know- How or other comparable Secret know-how;

         (bb)    "Territory" shall mean all the countries of the world.

         (cc) "Third Party(ies) shall mean any party other than a party to this Agreement or an Affiliate.

         (dd) "Vaccines" shall mean the administration of [***] any formulation or configuration, for the primary purpose and effect of eliciting a [***] or [***] immune response directed directly or indirectly to such [***] contained therein.
                 [***]

         "Interpretive Rules". For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires : (a) defined terms include the plural as well as the singular and the use of any gender shall be deemed to include the other gender;
         (b) references to "Articles", "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; (c) the use of the term "including" means "including but not limited to"; and (d) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.




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